Exhibit 21.1

CareFusion Corporation

Set forth below is a list of subsidiaries that will be transferred by Cardinal Health, Inc. and its subsidiaries to CareFusion Corporation in connection with the separation. Unless otherwise indicated, all of the subsidiaries listed below will be wholly owned subsidiaries of CareFusion Corporation and will be owned directly by either CareFusion Corporation or by wholly owned subsidiaries of CareFusion Corporation.

Name of Subsidiary	Jurisdiction of Formation
ALARIS Medical I (Suisse), S.â.r.l.	Switzerland
ALARIS Medical Luxembourg II S.â.r.l.	Luxembourg
Allegiance Healthcare Holding B.V.	The Netherlands
Biosigna GmbH	Germany
Bird Products (Japan) Ltd.	Japan
Bird Products Corporation	California
Cardal II, LLC	Delaware
Cardinal Health (Shanghai) Commercial and Trading Co. Ltd.	China
CareFusion 202, Inc.	Delaware
CareFusion 203, Inc.	Delaware
CareFusion 205, Inc.	Illinois
CareFusion 206, Inc.	Delaware
CareFusion 207, Inc.	Delaware
CareFusion 209, Inc.	Delaware
CareFusion 210, Inc.	Delaware
CareFusion 211, Inc.	Delaware
CareFusion 212, LLC	Delaware
CareFusion 213, LLC	Delaware
CareFusion 214, LLC	Delaware
CareFusion 302 LLC	Delaware
CareFusion 303, Inc.	Delaware
CareFusion 304, LLC	Delaware
Cardinal Health Australia 200 Pty Ltd	Australia
Cardinal Health Australia 316 Pty Ltd	Australia
Cardinal Health Australia Holding Pty Ltd	Australia
Cardinal Health Austria 201 GmbH	Austria
Cardinal Health Belgium 202 S.P.R.L.	Belgium
Cardinal Health (Bermuda) 224 Ltd.	Bermuda
Cardinal Health Brasil 231 Servicos e Comércio de Produtos Médicos Ltda.	Brazil
Cardinal Health Canada 301, Inc.	Canada
Cardinal Health Canada 302, Inc.	Canada
Cardinal Health Canada 307 ULC	Canada
CareFusion 2200, Inc.	Delaware
CareFusion 2201, Inc.	Delaware
Cardinal Health D.R. 203 Ltd.	Bermuda
Cardinal Health Espana 308 S.L	Spain
Cardinal Health Europe IT GmbH	Germany
Cardinal Health France 205 S.A.S.	France
Cardinal Health France 309 S.A.S.	France
Cardinal Health Germany 206 GmbH	Germany
Cardinal Health Germany 234 GmbH	Germany
Cardinal Health Germany 318 GmbH	Germany
Cardinal Health Hong King Limited	China
Cardinal Health India Private Limited	India

Name of Subsidiary	Jurisdiction of Formation
Cardinal Health Ireland 241 Limited	Ireland
Cardinal Health Italy 208 S.r.l.	Italy
Cardinal Health Italy 237 S.r.l.	Italy
Cardinal Health Italy 311 S.r.l.	Italy
Cardinal Health Italy 312 S.p.A.	Italy
Cardinal Health Japan 228 K.K.	Japan
Cardinal Health Japan 233 K.K.	Japan
CareFusion Manufacturing, LLC	Delaware
Cardinal Health Mauritius Holding 226 Ltd.	Mauritius
Cardinal Health Mexico 213 S.A. de C.V.	Mexico
Cardinal Health N.Z. 217 Ltd	New Zealand
Cardinal Health Netherlands 214 B.V.	The Netherlands
Cardinal Health Netherlands 238 B.V.	The Netherlands
Cardinal Health Netherlands 310 B.V.	The Netherlands
Cardinal Health Netherlands Financing C.V.	The Netherlands
Cardinal Health Netherlands Holding B.V.	The Netherlands
Cardinal Health New Zealand 313 Limited	New Zealand
Cardinal Health Norway 315 A/S	Norway
CareFusion Resources, LLC	Delaware
Cardinal Health S.A. 319 (Proprietary) Limited	South Africa
Cardinal Health Singapore 423 Pte. Ltd.	Singapore
CareFusion Solutions, LLC	Delaware
Cardinal Health Sweden 220 AB	Sweden
Cardinal Health Sweden 314 AB	Sweden
Cardinal Health Switzerland 221 Sarl	Switzerland
Cardinal Health Switzerland 317, Sarl	Switzerland
Cardinal Health Trading (Shanghai) Co. Ltd.	China
Cardinal Health U.K. 223 Limited	United Kingdom
Cardinal Health U.K. 232 Limited	United Kingdom
Cardinal Health U.K. 235 Limited	United Kingdom
Cardinal Health U.K. 236 Limited	United Kingdom
Cardinal Health U.K. 240 Limited	United Kingdom
Cardinal Health U.K. 305 Limited	United Kingdom
Cardinal Health U.K. 306 Limited	United Kingdom
Care Fusion Development Private Limited	India
CareFusion EIT, LLC	Delaware
CareFusion Singapore 243 Pte. Ltd.	Singapore
Dutch American Manufactures (D.A.M.) B.V.	The Netherlands
EME Medical Inc.	Delaware
EME Medical Ltd.	United Kingdom
Enturia Canada, ULC	Canada
Enturia de Mexico S. de R.L. de C.V.	Mexico
Enturia Ltd	United Kingdom
Enturican, Inc.	Kansas
IVAC Overseas Holding L.P.	Delaware
JakaMed AB	Sweden
MicroGas Limited	United Kingdom
MicroMedical Deutschland GmbH	Germany
Productos Urologos de Mexico SA de C.V.	Mexico
SciMed Ltd.	United Kingdom
SensorMedics Corporation	California
SensorMedics GmbH	Germany
Sistemas Médicos ALARIS, S.A. de C.V.	Mexico
Synchromed Ltd.	United Kingdom
Synchrony Ltd.	United Kingdom
VIASYS Healthcare Island ehf	Iceland
VIASYS Healthcare Ireland Limited	Ireland
VIASYS Healthcare S.A.R.L.	France
VIASYS Holdings, Inc.	Delaware
VIASYS Neurocare France SAS	France
VIASYS Polymer Products LLC	Delaware

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